INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.


We consent to the use of our reports incorporated herein by reference.


                                             /s/ KPMG LLP

Boston, Massachusetts
July 21, 1999